Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-            ) of our report dated November 18, 2014, relating to the consolidated financial statements and financial statement schedules which appears in Model N, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 18, 2014